Global. Connected. Sustainable.

1Q
21

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	First Quarter 2021

Financial Supplement
Corporate Information	First Quarter 2021

Corporate Profile

Digital Realty owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of March 31, 2021, the company’s 290 data centers, including 44 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 35.4 million square feet, excluding approximately 7.7 million square feet of space under active development and 2.2 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia and Africa. For additional information, please visit the company’s website at https://www.digitalrealty.com/.

Corporate Headquarters

5707 Southwest Parkway, Building 1, Suite 275

Austin, TX  78735
Telephone: (737) 281-0101
Website: https://www.digitalrealty.com/

Senior Management

Chief Executive Officer: A. William Stein
Chief Financial Officer: Andrew P. Power
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Corey J. Dyer
Executive Vice President, Operations: Erich J. Sanchack

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com/

Analyst Coverage

	Bank of America			BMO Capital
Argus Research	Merrill Lynch	Barclays	Berenberg	Markets	Citigroup
Angus Kelleher	Michael Funk	Tim Long	Nate Crossett	Ari Klein	Michael Rollins
(212) 425-7500	(646) 855-5664	(212) 526-4043	(646) 949-9030	(212) 885-4103	(212) 816-1116

Cowen &					Green Street
Company	Credit Suisse	Deutsche Bank	Edward Jones	Evercore ISI	Advisors
Colby Synesael	Sami Badri	Matthew Niknam	Kyle Sanders	John Belton	David Guarino
(646) 562-1355	(212) 538-1727	(212) 250-4711	(314) 515-0198	(212) 446-5656	(949) 640-8780

J.P. Morgan	Jefferies	KeyBanc Capital	Mizuho Securities	MoffettNathanson	Morgan Stanley
Richard Choe	Jonathan Petersen	Jordan Sadler	Omotayo Okusanya	Nick Del Deo	Simon Flannery
(212) 662-6708	(212) 284-1705	(917) 368-2280	(646) 949-9672	(212) 519-0025	(212) 761-6432
	New Street		RBC Capital
Morningstar	Research	Raymond James	Markets	Robert W. Baird	Stifel
Matthew Dolgin	Spencer Kurn	Frank Louthan	Jonathan Atkin	David Rodgers	Erik Rasmussen
(312) 696-6783	(212) 921-2067	(404) 442-5867	(415) 633-8589	(216) 737-7341	(212) 271-3461

TD Securities	Truist Securities	UBS	Wells Fargo	William Blair	Wolfe Research
Jonathan Kelcher	Gregory Miller	John Hodulik	Eric Luebchow	James Breen	Jeff Kvaal
(416) 307-9931	(212) 303-4169	(212) 713-4226	(312) 630-2386	(617) 235-7513	(646) 582-9350

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at https://www.digitalrealty.com/.

Financial Supplement
Corporate Information (Continued)	First Quarter 2021

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series C Preferred Stock:	DLRPRC
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20
High price	$150.43	$159.58	$165.49	$158.36	$143.61
Low price	$124.65	$126.79	$138.71	$127.12	$105.00
Closing price, end of quarter	$140.84	$139.51	$146.76	$142.11	$138.91
Average daily trading volume	1,809,056	1,666,992	1,427,781	2,483,290	3,631,748
Indicated dividend per common share (1)	$4.64	$4.48	$4.48	$4.48	$4.48
Closing annual dividend yield, end of quarter	3.3%	3.2%	3.1%	3.2%	3.2%
Shares and units outstanding, end of quarter (2)	289,113,581	288,335,993	288,087,282	276,686,892	272,068,948
Closing market value of shares and units outstanding (3)	$40,718,757	$40,225,753	$42,279,688	$39,319,974	$37,793,099

(1)	On an annualized basis.
(2)	As of March 31, 2021, the total number of shares and units includes 281,372,310 shares of common stock, 5,609,330 common units held by third parties and 2,131,941 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series C, series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions. On April 15, 2021, we announced our intent to redeem all outstanding shares of our series C preferred stock on May 17, 2021.
(3)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of March 31, 2021	First Quarter 2021

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	281,372,310	97.3%
Third-Party Unitholders	5,609,330	2.0%
Directors, Officers and Others (3)	2,131,941	0.7%
Total	289,113,581	100.0%

(1)	Includes properties owned by joint ventures.
(2)	The total number of units includes 281,372,310 general partnership common units, 5,609,330 common units held by third parties and 2,131,941 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all common units potentially issuable upon conversion of our series C , series J, series K and series L cumulative redeemable preferred units upon certain change of control transactions. On April 15, 2021, we announced our intent to redeem all outstanding shares of our series C preferred stock on May 17, 2021.
(3)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, and vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	First Quarter 2021

Shares and Units at End of Quarter	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20
Common shares outstanding	281,372,310	280,289,726	279,920,621	268,399,073	263,595,562
Common units outstanding	7,741,271	8,046,267	8,166,661	8,287,819	8,473,386
Total Shares and Partnership Units	289,113,581	288,335,993	288,087,282	276,686,892	272,068,948

Enterprise Value
Market value of common equity (1)	$40,718,757	$40,225,753	$42,279,688	$39,319,974	$37,793,099
Liquidation value of preferred equity	956,250	956,250	1,206,250	1,456,250	1,456,250
Total debt at balance sheet carrying value	13,256,839	13,304,717	12,874,760	12,371,621	12,251,332
Total Enterprise Value	$54,931,846	$54,486,720	$56,360,698	$53,147,845	$51,500,681
Total debt / total enterprise value	24.1%	24.4%	22.8%	23.3%	23.8%
Debt-plus-preferred-to-total-enterprise-value	25.9%	26.2%	25.0%	26.0%	26.6%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$26,830,520	$27,286,333	$25,712,654	$24,566,041	$23,883,615
Total Assets	35,542,491	36,076,291	35,435,333	33,862,636	33,113,300
Total Liabilities	17,157,070	17,587,944	16,995,581	16,139,403	15,896,733

Selected Operating Data
Total operating revenues	$1,090,391	$1,062,609	$1,024,668	$992,995	$823,337
Total operating expenses	897,873	902,345	880,263	840,184	723,288
Interest expense	75,653	77,848	89,499	79,874	85,800
Net income / (loss)	394,675	59,510	(1,452)	75,978	228,698
Net income / (loss) available to common stockholders	372,405	44,178	(37,368)	53,676	202,859

Financial Ratios
EBITDA (2)	$843,685	$534,839	$487,033	$494,205	$587,930
Adjusted EBITDA (3)	615,319	578,156	568,054	558,690	482,093
Net Debt to Adjusted EBITDA (4)	5.6x	6.0x	5.5x	5.6x	6.6x
Interest expense	75,653	77,848	89,499	79,874	85,800
Fixed charges (5)	100,601	103,198	122,590	114,219	117,560
Interest coverage ratio (6)	6.6x	5.8x	5.2x	5.6x	4.6x
Fixed charge coverage ratio (7)	5.8x	5.1x	4.4x	4.6x	3.8x

Profitability Measures
Net income / (loss) per common share - basic	$1.32	$0.16	($0.14)	$0.20	$0.91
Net income / (loss) per common share - diluted	$1.32	$0.16	($0.14)	$0.20	$0.90
Funds from operations (FFO) / diluted share and unit (8)	$1.49	$1.45	$1.19	$1.49	$0.91
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.67	$1.61	$1.54	$1.54	$1.53
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.61	$1.41	$1.47	$1.50	$1.44
Dividends per share and common unit	$1.16	$1.12	$1.12	$1.12	$1.12
Diluted FFO payout ratio (8) (10)	77.9%	77.1%	94.0%	75.3%	122.8%
Diluted Core FFO payout ratio (8) (11)	69.6%	69.5%	72.9%	72.7%	73.2%
Diluted AFFO payout ratio (9) (12)	72.1%	79.5%	76.0%	74.5%	78.0%

Portfolio Statistics
Buildings (13)	306	307	301	292	226
Data Centers (13)	290	291	284	280	213
Cross-connects (13)(14)	167,000	164,000	162,000	160,000	91,600
Net rentable square feet, excluding development space (13)	35,404,425	35,876,316	35,362,293	34,014,743	29,751,501
Occupancy at end of quarter (15)	85.3%	86.3%	85.9%	85.7%	87.2%
Occupied square footage (13)	30,215,898	30,955,049	30,380,962	29,137,446	25,955,208
Space under active development (16)	7,650,175	5,391,969	5,402,552	6,020,444	4,315,469
Space held for development (17)	2,217,118	2,290,810	2,423,801	2,234,248	1,676,219
Weighted average remaining lease term (years) (18)	4.8	4.7	4.8	4.8	5.1
Same-capital occupancy at end of quarter (15) (19)	86.1%	86.9%	87.3%	87.2%	87.0%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	First Quarter 2021

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series C, series G, series I, series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 33. For a reconciliation of net income available to common stockholders to EBITDA, see page 32.
(3)	Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest and tax expense, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 33. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 32.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt at carrying value, less cash and cash equivalents (including JV share of cash), divided by the product of Adjusted EBITDA (including our share of joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and core FFO, see page 33. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 14.
(9)	For a definition and discussion of AFFO, see page 33. For a reconciliation of core FFO to AFFO, see page 15.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated joint ventures. Excludes buildings held-for-sale.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 26). Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29). Excludes buildings held-for-sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2019 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2020-2021, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	First Quarter 2021

DIGITAL REALTY REPORTS FIRST QUARTER 2021 RESULTS

Austin, TX — April 29, 2021 — Digital Realty (NYSE: DLR), a leading global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today financial results for the first quarter of 2021. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

◾	Reported net income available to common stockholders of $1.32 per share in 1Q21, compared to net income available to common stockholders of $0.90 in 1Q20
◾	Reported FFO per share of $1.49 in 1Q21, compared to $0.91 in 1Q20
◾	Reported core FFO per share of $1.67 in 1Q21, compared to $1.53 in 1Q20
◾	Signed total bookings during 1Q21 expected to generate $117 million of annualized GAAP rental revenue, including a $13 million contribution from interconnection
◾	Raised core FFO per share outlook from $6.40-$6.50 to $6.50-$6.55

Financial Results

Digital Realty reported revenues for the first quarter of 2021 of $1.1 billion, a 3% increase from the previous quarter and a 32% increase from the same quarter last year.

The company delivered first quarter of 2021 net income of $395 million, and net income available to common stockholders of $372 million, or $1.32 per diluted share, compared to $0.16 per diluted share in the previous quarter and $0.90 per diluted share in the same quarter last year.

Digital Realty generated first quarter of 2021 Adjusted EBITDA of $615 million, a 6% increase from the previous quarter and a 28% increase over the same quarter last year.

The company reported first quarter of 2021 funds from operations of $432 million, or $1.49 per share, compared to $1.45 per share in the previous quarter and $0.91 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered first quarter of 2021 core FFO per share of $1.67, a 3% increase from $1.61 per share in the previous quarter, and a 9% increase from $1.53 per share in the same quarter last year.

Leasing Activity

In the first quarter, Digital Realty signed total bookings expected to generate $117 million of annualized GAAP rental revenue, including a $13 million contribution from interconnection.

“Digital Realty delivered solid financial results during the first quarter, driven by continued acceleration in digital adoption,” said Digital Realty Chief Executive Officer A. William Stein. “Our first-quarter bookings were very well balanced across products and regions, reflecting the strength of our full-service global platform. We are investing to support customer growth and to continue to enhance the value of our comprehensive product offerings, and we remain well positioned to continue to deliver sustainable growth for all stakeholders.”

The weighted-average lag between leases signed during the first quarter of 2021 and the contractual commencement date was eight months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $193 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the first quarter of 2021 rolled down 2.1% on a cash basis and up 3.2% on a GAAP basis.

Digital Realty Trust
Earnings Release	First Quarter 2021

New leases signed during the first quarter of 2021 are summarized by region as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$10,802	55,535	$195	4.9	$182
> 1 MW	27,130	284,454	95	22.0	103
Other (1)	1,562	50,770	31	—	—
Total	$39,494	390,759	$101	27.0	$117

EMEA (2)
0-1 MW	$13,491	50,867	$265	4.0	$284
> 1 MW	13,382	98,785	135	9.7	115
Other (1)	77	129	594	—	—
Total	$26,949	149,782	$180	13.7	$164

Asia Pacific (2)
0-1 MW	$8,312	14,843	$560	2.1	$323
> 1 MW	28,948	79,670	363	14.8	164
Other (1)	28	3,240	9	—	—
Total	$37,287	97,753	$381	16.9	$184

All Regions (2)
0-1 MW	$32,605	121,245	$269	11.0	$246
> 1 MW	69,459	462,908	150	46.5	125
Other (1)	1,666	54,139	31	—	—
Total	$103,731	638,293	$163	57.5	$148

Interconnection	$13,323	N/A	N/A	N/A	N/A

Grand Total	$117,054	638,293	$163	57.5	$148

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended March 31, 2021.

Investment Activity

During the first quarter of 2021, Digital Realty closed on the sale of a portfolio of 11 data centers in Europe for a total of approximately $680 million. The portfolio is expected to generate 2021 cash net operating income of approximately $45 million, representing a cap rate of approximately 6.7%.

Separately, during the first quarter, Digital Realty also sold a 6.4-acre land parcel in Ashburn, VA for $12 million and a 30,400-square foot vacant building in Waltham, MA for approximately $2 million.

In addition, Digital Realty acquired a 66,400-square foot building and an adjacent 4.7-acre land parcel in Brussels, Belgium that will support the development of 13.6 megawatts of IT capacity for €13 million, or approximately $15 million.

Subsequent to quarter-end, Digital Realty acquired the freehold interest in 1.76 acres of land and a 76,000-square foot building housing its “CPH1” data center in Copenhagen, Denmark for DKK53 million, or approximately $8 million.

Digital Realty Trust
Earnings Release	First Quarter 2021

Balance Sheet

Digital Realty had approximately $13.3 billion of total debt outstanding as of March 31, 2021, comprised of $13.1 billion of unsecured debt and approximately $0.2 billion of secured debt. At the end of the first quarter of 2021, net debt-to-Adjusted EBITDA was 5.6x, debt plus-preferred-to-total enterprise value was 25.9% and fixed charge coverage was 5.8x.

Digital Realty completed the following financing transactions during the first quarter of 2021.

◾	In early January, Digital Realty issued €1.0 billion, or approximately $1.2 billion, of 0.625% green Euro bonds due 2031.
◾	In mid-January, Digital Realty repaid the entire $537 million outstanding balance on its unsecured term loan.
◾	In early February, Digital Realty redeemed all $350 million of its outstanding 2.75% notes due 2023.
◾	Subsequent to quarter-end, Digital Realty announced the redemption of all 8.05 million shares of its 6.625% Series C Preferred Stock with a total liquidation value of $201 million.

COVID-19

Throughout the COVID-19 global pandemic, Digital Realty’s data centers around the world have remained fully operational in accordance with business continuity and pandemic response plans, prioritizing the health and safety of employees, customers and partners while ensuring service levels are maintained. Digital Realty data centers have been deemed essential operations, allowing for critical personnel to remain in place and continue to provide services and support for customers. Construction activity has been somewhat delayed in a few markets due to government restrictions in certain locations and/or limited availability of labor. In some instances, these delays have impacted scheduled delivery dates. We are monitoring the situation closely and remain in frequent communication with customers, contractors and suppliers. We have proactively managed our supply chain, and we believe we have secured the vast majority of the equipment needed to complete our 2021 development activities. We believe we have ample liquidity to fund our business needs, given the $221 million of cash on the balance sheet and $2.2 billion of availability under our global revolving credit facilities as of March 31, 2021. While we have not experienced any significant business disruptions from the COVID-19 pandemic to date, we cannot predict what impact the COVID-19 pandemic may have on our future financial condition, results of operations or cash flows due to numerous uncertainties.

Digital Realty Trust
Earnings Release	First Quarter 2021

2021 Outlook

Digital Realty raised its 2021 core FFO per share outlook from $6.40-$6.50 to $6.50-$6.55. The assumptions underlying the outlook are summarized in the following table.

	As of	As of
Top-Line and Cost Structure	February 11, 2021	April 29, 2021
Total revenue	$4.250 - $4.350 billion	$4.300 - $4.400 billion
Net non-cash rent adjustments (1)	($10) - ($15) million	($20) - ($25) million
Adjusted EBITDA	$2.300 - $2.350 billion	$2.330 - $2.380 billion
G&A	$365 - $375 million	$380 - $390 million

Internal Growth
Rental rates on renewal leases
Cash basis	Slightly negative	Slightly negative
GAAP basis	Slightly positive	Slightly positive
Year-end portfolio occupancy	84.0% - 85.0%	84.0% - 85.0%
"Same-capital" cash NOI growth (2)	(2.5%) - (3.5%)	(2.5%) - (3.5%)

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.25 - $1.30	$1.30 - $1.38
U.S. Dollar / Euro	$1.15 - $1.20	$1.15 - $1.20

External Growth
Dispositions
Dollar volume	$0.6 - $1.0 billion	$0.7 - $1.0 billion
Cap rate	0.0% - 12.0%	0.0% - 12.0%
Development
CapEx (3)	$2.0 - $2.3 billion	$2.0 - $2.3 billion
Average stabilized yields	9.0% - 15.0%	9.0% - 15.0%
Enhancements and other non-recurring CapEx (4)	$5 - $10 million	$5 - $10 million
Recurring CapEx + capitalized leasing costs (5)	$220 - $230 million	$220 - $230 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.0 - $1.5 billion	$1.0 - $1.5 billion
Pricing	1.00%	1.00%
Timing	Early-to-mid 2021	Early-to-mid 2021

Net income per diluted share	$1.40 - $1.45	$2.00 - $2.05
Real estate depreciation and (gain) / loss on sale	$4.90 - $4.90	$4.25 - $4.25
Funds From Operations / share (NAREIT-Defined)	$6.30 - $6.35	$6.25 - $6.30
Non-core expenses and revenue streams	$0.10 - $0.15	$0.25 - $0.25
Core Funds From Operations / share	$6.40 - $6.50	$6.50 - $6.55

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rent expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “same-capital” pool includes properties owned as of December 31, 2019 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2020-2021, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(3)	Includes land acquisitions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Digital Realty Trust
Earnings Release	First Quarter 2021

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including FFO, core FFO and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:30 p.m. EDT / 2:30 p.m. PDT on April 29, 2021, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com/. The presentation is designed to accompany the discussion of the company’s First Quarter 2021 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.

To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 6064617 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com/.

Telephone and webcast replays will be available after the call until May 29, 2021. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10153437. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty supports the world’s leading enterprises and service providers by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers a trusted foundation and proven Pervasive Datacenter Architecture (PDx™) solution methodology for scaling digital business and efficiently managing data gravity challenges. Digital Realty’s global data center footprint gives customers access to the connected communities that matter to them with 290 facilities in 47 metros across 24 countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and Twitter.

Contact Information

Andrew P. Power

Chief Financial Officer

Digital Realty

(415) 738-6500

John J. Stewart / Jim Huseby

Investor Relations

Digital Realty

(415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	First Quarter 2021

	Three Months Ended
	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20
Rental revenues	$754,544	$754,422	$726,441	$698,041	$579,774
Tenant reimbursements - Utilities	184,973	154,937	155,111	141,576	113,520
Tenant reimbursements - Other	59,328	62,084	53,654	62,630	56,943
Interconnection & other	89,061	86,424	85,725	85,428	69,835
Fee income	2,426	4,722	3,687	4,353	2,452
Other	59	20	50	967	813
Total Operating Revenues	$1,090,391	$1,062,609	$1,024,668	$992,995	$823,337

Utilities	$176,046	$169,282	$177,925	$160,173	$129,526
Rental property operating	185,733	205,177	180,755	172,474	136,182
Property taxes	49,005	42,442	39,732	45,071	42,123
Insurance	3,498	3,410	2,926	3,370	3,547
Depreciation & amortization	369,733	359,915	365,842	349,165	291,457
General & administration	97,568	101,582	90,431	90,649	62,266
Severance, equity acceleration, and legal expenses	2,427	606	920	3,642	1,272
Transaction and integration expenses	14,120	19,290	14,953	15,618	56,801
Impairment of investments in real estate	—	—	6,482	—	—
Other expenses	(257)	641	297	22	114
Total Operating Expenses	$897,873	$902,345	$880,263	$840,184	$723,288

Operating Income	$192,518	$160,264	$144,405	$152,811	$100,049

Equity in (loss) earnings of unconsolidated joint ventures	(23,031)	31,055	(2,056)	(7,632)	(78,996)
Gain on sale / deconsolidation	333,921	1,684	10,410	—	304,801
Interest and other (expense) income, net	(7,186)	(2,747)	4,348	22,163	(3,542)
Interest (expense)	(75,653)	(77,848)	(89,499)	(79,874)	(85,800)
Income tax (expense)	(7,547)	(3,322)	(16,053)	(11,490)	(7,182)
Loss from early extinguishment of debt	(18,347)	(49,576)	(53,007)	—	(632)
Net Income / (Loss)	$394,675	$59,510	($1,452)	$75,978	$228,698

Net (income) loss attributable to noncontrolling interests	(8,756)	(1,818)	1,316	(1,147)	(4,684)
Net Income / (Loss) Attributable to Digital Realty Trust, Inc.	$385,919	$57,692	($136)	$74,831	$224,014

Preferred stock dividends, including undeclared dividends	(13,514)	(13,514)	(20,712)	(21,155)	(21,155)
Issuance costs associated with redeemed preferred stock	—	—	(16,520)	—	—
Net Income / (Loss) Available to Common Stockholders	$372,405	$44,178	($37,368)	$53,676	$202,859

Weighted-average shares outstanding - basic	281,094,798	280,117,213	270,214,413	267,569,823	222,163,324
Weighted-average shares outstanding - diluted	281,928,182	281,122,368	270,214,413	270,744,408	224,474,295
Weighted-average fully diluted shares and units	289,210,666	288,903,143	281,523,515	278,719,109	232,753,630

Net income / (loss) per share - basic	$1.32	$0.16	($0.14)	$0.20	$0.91
Net income / (loss) per share - diluted	$1.32	$0.16	($0.14)	$0.20	$0.90

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2021

	Three Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20

Net (Loss) / Income Available to Common Stockholders	$372,405	$44,178	($37,368)	$53,676	$202,859
Adjustments:
Non-controlling interest in operating partnership	9,800	1,300	(1,000)	1,400	7,800
Real estate related depreciation & amortization (1)	364,697	354,366	358,619	342,334	286,517
Unconsolidated JV real estate related depreciation & amortization	19,378	21,471	19,213	17,123	19,923
(Gain) on real estate transactions	(333,921)	(1,684)	(10,410)	-	(304,801)
Impairment of investments in real estate	-	-	6,482	-	-
Funds From Operations - diluted	$432,359	$419,631	$335,536	$414,533	$212,298

Weighted-average shares and units outstanding - basic	288,377	287,898	278,079	275,545	230,443
Weighted-average shares and units outstanding - diluted (2)	289,211	288,903	281,524	278,719	232,754

Funds From Operations per share - basic	$1.50	$1.46	$1.21	$1.50	$0.92

Funds From Operations per share - diluted (2)	$1.49	$1.45	$1.19	$1.49	$0.91

	Three Months Ended
Reconciliation of FFO to Core FFO	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20

Funds From Operations - diluted	$432,359	$419,631	$335,536	$414,533	$212,298
Termination fees and other non-core revenues (3)	(59)	(25)	(5,713)	(21,908)	(2,425)
Transaction and integration expenses	14,120	19,290	14,953	15,618	56,801
Loss from early extinguishment of debt	18,347	49,576	53,007	-	632
Issuance costs associated with redeemed preferred stock	-	-	16,520	-	-
Severance, equity acceleration, and legal expenses (4)	2,427	606	920	3,642	1,272
(Gain) / Loss on FX revaluation	34,072	(27,190)	10,312	17,526	81,288
Other non-core expense adjustments	(19,240)	3,353	6,697	22	5,509
Core Funds From Operations - diluted	$482,026	$465,241	$432,232	$429,433	$355,375

Weighted-average shares and units outstanding - diluted (2)	289,211	288,903	281,524	278,719	232,754

Core Funds From Operations per share - diluted (2)	$1.67	$1.61	$1.54	$1.54	$1.53

(1) Real Estate Related Depreciation & Amortization	Three Months Ended
	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20

Depreciation & amortization per income statement	$369,733	$359,915	$365,842	$349,165	$291,457
Non-real estate depreciation	(5,036)	(5,549)	(7,223)	(6,831)	(4,940)
Real Estate Related Depreciation & Amortization	$364,697	$354,366	$358,619	$342,334	$286,517

(2)	For all periods presented, we have excluded the effect of dilutive series C, series G, series I, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series I, series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO and the share count detail section that follows the reconciliation of core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and core FFO, see the definitions section.
(3)	Includes lease termination fees and certain other adjustments that are not core to our business.
(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2021

	Three Months Ended
Reconciliation of Core FFO to AFFO	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20

Core FFO available to common stockholders and unitholders	$482,026	$465,241	$432,232	$429,433	$355,375
Adjustments:
Non-real estate depreciation	5,036	5,549	7,223	6,831	4,940
Amortization of deferred financing costs	3,538	3,709	3,655	3,661	4,260
Amortization of debt discount/premium	1,134	1,033	987	1,011	943
Non-cash stock-based compensation expense	16,097	16,315	15,969	15,060	12,153
Straight-line rental revenue	(18,492)	(14,402)	(10,017)	(10,928)	(15,404)
Straight-line rental expense	6,709	3,629	3,934	7,373	1,460
Above- and below-market rent amortization	2,137	3,239	2,360	3,794	3,294
Deferred tax (expense) benefit	(4,509)	(4,226)	6,421	(150)	(792)
Leasing compensation & internal lease commissions	11,042	10,506	6,052	1,739	2,793
Recurring capital expenditures (1)	(39,522)	(83,571)	(53,683)	(38,796)	(34,677)

AFFO available to common stockholders and unitholders (2)	$465,196	$407,022	$415,133	$419,028	$334,345

Weighted-average shares and units outstanding - basic	288,377	287,898	278,079	275,545	230,443
Weighted-average shares and units outstanding - diluted (3)	289,211	288,903	281,524	278,719	232,754

AFFO per share - diluted (3)	$1.61	$1.41	$1.47	$1.50	$1.44

Dividends per share and common unit	$1.16	$1.12	$1.12	$1.12	$1.12

Diluted AFFO Payout Ratio	72.1%	79.5%	76.0%	74.5%	78.0%

	Three Months Ended
Share Count Detail	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20

Weighted Average Common Stock and Units Outstanding	288,377	287,898	278,079	275,545	230,443
Add: Effect of dilutive securities	834	1,005	3,445	3,174	2,311
Weighted Avg. Common Stock and Units Outstanding - diluted	289,211	288,903	281,524	278,719	232,754

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series C, series G, series I, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series I, series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	First Quarter 2021

	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20
Assets
Investments in real estate:
Real estate	$22,762,279	$23,142,988	$22,125,486	$20,843,273	$20,477,290
Construction in progress	2,904,642	2,768,326	2,328,654	2,514,324	2,204,869
Land held for future development	192,896	226,862	198,536	175,209	137,447
Investments in real estate	$25,859,817	$26,138,175	$24,652,676	$23,532,806	$22,819,606
Accumulated depreciation and amortization	(5,649,019)	(5,555,221)	(5,250,140)	(4,945,534)	(4,694,713)
Net Investments in Properties	$20,210,798	$20,582,954	$19,402,536	$18,587,272	$18,124,893
Investment in unconsolidated joint ventures	970,703	1,148,158	1,059,978	1,033,235	1,064,009
Net Investments in Real Estate	$21,181,501	$21,731,112	$20,462,514	$19,620,507	$19,188,902

Cash and cash equivalents	$221,140	$108,501	$971,305	$505,174	$246,480
Accounts and other receivables (1)	657,096	603,111	585,506	542,750	527,699
Deferred rent	524,200	528,180	510,627	496,684	484,179
Customer relationship value, deferred leasing costs & other intangibles, net	3,057,245	3,122,904	3,106,414	3,128,140	3,500,588
Goodwill	8,125,706	8,330,996	8,012,256	7,791,522	7,466,046
Assets associated with real estate held for sale	—	—	—	10,981	—
Operating lease right-of-use assets (2)	1,495,869	1,386,959	1,363,285	1,375,427	1,364,621
Other assets	279,734	264,528	423,426	391,451	334,785
Total Assets	$35,542,491	$36,076,291	$35,435,333	$33,862,636	$33,113,300

Liabilities and Equity
Global unsecured revolving credit facilities	$451,007	$531,905	$124,082	$64,492	$603,101
Unsecured term loans	—	536,580	512,642	799,550	771,425
Unsecured senior notes, net of discount	12,566,198	11,997,010	11,999,170	11,268,753	10,637,006
Secured debt and other, net of premiums	239,634	239,222	238,866	238,826	239,800
Operating lease liabilities (2)	1,581,759	1,468,712	1,444,060	1,451,152	1,431,292
Accounts payable and other accrued liabilities	1,305,921	1,420,162	1,610,814	1,303,337	1,192,774
Deferred tax liabilities, net	650,543	698,308	711,474	664,802	684,752
Accrued dividends and distributions	—	324,386	571	—	—
Security deposits and prepaid rent	362,008	371,659	353,902	348,253	336,583
Liabilities associated with assets held for sale	—	—	—	238	—
Total Liabilities	$17,157,070	$17,587,944	$16,995,581	$16,139,403	$15,896,733

Redeemable non-controlling interests - operating partnership	40,097	42,011	41,265	40,584	40,027

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Perpetual Preferred Stock (3)	$219,250	$219,250	$219,250	$219,250	$219,250
Series G Cumulative Redeemable Preferred Stock (4)	—	—	—	241,468	241,468
Series I Cumulative Redeemable Preferred Stock (5)	—	—	—	242,012	242,012
Series J Cumulative Redeemable Preferred Stock (6)	193,540	193,540	193,540	193,540	193,540
Series K Cumulative Redeemable Preferred Stock (7)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (8)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 392,000,000 shares authorized (9)	2,795	2,788	2,784	2,670	2,622
Additional paid-in capital	20,700,282	20,626,897	20,566,645	19,292,311	18,606,766
Dividends in excess of earnings	(3,952,497)	(3,997,938)	(3,726,901)	(3,386,525)	(3,139,350)
Accumulated other comprehensive income (loss), net	(77,783)	135,010	(123,623)	(358,349)	(444,222)
Total Stockholders' Equity	$17,623,737	$17,717,697	$17,669,845	$16,984,527	$16,460,236

Noncontrolling Interests
Noncontrolling interest in operating partnership	$571,292	$608,980	$620,676	$633,831	$656,266
Noncontrolling interest in consolidated joint ventures	150,295	119,659	107,966	64,291	60,038

Total Noncontrolling Interests	$721,587	$728,639	$728,642	$698,122	$716,304

Total Equity	$18,345,324	$18,446,336	$18,398,487	$17,682,649	$17,176,540

Total Liabilities and Equity	$35,542,491	$36,076,291	$35,435,333	$33,862,636	$33,113,300

(1)	Net of allowance for doubtful accounts of $23,975 and $18,825 as of March 31, 2021 and December 31, 2020, respectively.
(2)	Adoption of the new lease accounting standard required that we adjust the consolidated balance sheet to include the recognition of additional right-of-use assets and lease liabilities for operating leases. See our quarterly report on Form 10-Q filed on May 10, 2019 for additional information.
(3)	Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $201,250 and $201,250 liquidation preference, respectively ($25.00 per share), 8,050,000 and 8,050,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively. Subsequent to quarter end, we announced the redemption of the Series C preferred stock, which will occur on May 17, 2021.
(4)	Series G Cumulative Redeemable Preferred Stock, 5.875%, $0 (redeemed October 15, 2020, reclassified to accounts payable as of September 30, 2020 for accounting purposes) and $250,000 liquidation preference, respectively ($25.00 per share), 0 and 10,000,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively.
(5)	Series I Cumulative Redeemable Preferred Stock, 6.350%, $0 and $250,000 liquidation preference, respectively ($25.00 per share), 0 and 10,000,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively.
(6)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively.
(7)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $210,000 liquidation preference, respectively ($25.00 per share), 8,400,000 and 8,400,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively.
(8)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 and $345,000 liquidation preference, respectively ($25.00 per share), 13,800,000 and 13,800,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively.
(9)	Common Stock: 281,372,310 and 208,900,758 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	First Quarter 2021

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$936,030
Campus	1,443,544
Other (4)	180,402
Total Cash NOI, Annualized	$2,559,976
less: Partners' share of consolidated JVs	(845)
Acquisitions / dispositions / expirations	(93,590)
FY 2021 backlog cash NOI and 4Q20 carry-over (stabilized) (5)	146,554
Total Consolidated Cash NOI, Annualized	$2,612,095

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3)(6)	$142,232

Other Income
Development and Management Fees (net), Annualized	$9,704

Other Assets
Pre-stabilized inventory, at cost (7)	$288,547
Land held for development	192,896
Development CIP (8)	2,904,642
less: Investment associated with FY21 Backlog NOI	(473,710)
Cash and cash equivalents	221,140
Accounts and other receivables, net	657,096
Other assets	279,734
less: Partners' share of consolidated JV assets	(188)
Total Other Assets	$4,070,157

Liabilities
Global unsecured revolving credit facilities	$458,343
Unsecured senior notes	12,672,890
Secured debt, excluding premiums	240,110
Accounts payable and other accrued liabilities (9)	1,305,921
Deferred tax liabilities, net	650,543
Security deposits and prepaid rents	362,008
Backlog NOI cost to complete (10)	361,870
Preferred stock	956,250
Digital Realty's share of unconsolidated JV debt	714,111
Total Liabilities	$17,722,046

Diluted Shares and Units Outstanding	289,948

(1)	Includes Digital Realty’s share of backlog leasing at unconsolidated joint venture buildings. Excludes Mitsubishi Corporation Digital Realty (MCDR) and Ascenty joint venture.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 34.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 1Q21 Cash NOI of $2.6 billion. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leasing expected to commence through March 31, 2021. Includes Digital Realty’s share of signed leases at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 31.
(7)	Includes Digital Realty’s share of cost at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(8)	See page 27 for further details on the breakdown of the construction in progress balance.
(9)	Includes net deferred tax liability of approximately $611.9 million.
(10)	Includes Digital Realty’s share of expected cost to complete at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

Debt Maturities	Financial Supplement
Unaudited and Dollars in Thousands	First Quarter 2021

	As of March 31, 2021
		Interest Rate
	Interest	Including
	Rate	Swaps	2021	2022	2023	2024	2025	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	1.083%	1.083%	—	—	—	$377,958	—	—	$377,958
Yen revolving credit facility	0.500%	0.500%	—	—	—	80,385	—	—	80,385
Deferred financing costs, net	—	—	—	—	—	—	—	—	(7,336)
Total Global Unsecured Revolving Credit Facilities	0.981%	0.981%	—	—	—	$458,343	—	—	$451,007

Senior Notes
Floating rate notes due 2022	—	—	—	$351,900	—	—	—	—	$351,900
0.125% notes due 2022	0.125%	0.125%	—	351,900	—	—	—	—	351,900
2.625% notes due 2024	2.625%	2.625%	—	—	—	$703,800	—	—	703,800
2.750% notes due 2024	2.750%	2.750%	—	—	—	344,575	—	—	344,575
4.250% notes due 2025	4.250%	4.250%	—	—	—	—	$551,320	—	551,320
0.625% notes due 2025	0.625%	0.625%	—	—	—	—	762,450	—	762,450
4.750% notes due 2025	4.750%	4.750%	—	—	—	—	450,000	—	450,000
2.500% notes due 2026	2.500%	2.500%	—	—	—	—	—	$1,260,975	1,260,975
3.700% notes due 2027	3.700%	3.700%	—	—	—	—	—	1,000,000	1,000,000
1.125% notes due 2028	1.125%	1.125%	—	—	—	—	—	586,500	586,500
4.450% notes due 2028	4.450%	4.450%	—	—	—	—	—	650,000	650,000
3.600% notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
3.300% notes due 2029	3.300%	3.300%	—	—	—	—	—	482,405	482,405
1.500% notes due 2030	1.500%	1.500%	—	—	—	—	—	879,750	879,750
3.750% notes due 2030	3.750%	3.750%	—	—	—	—	—	758,065	758,065
1.250% notes due 2031	1.250%	1.250%	—	—	—	—	—	586,500	586,500
0.625% notes due 2031	0.625%	0.625%	—	—	—	—	—	1,173,000	1,173,000
1.000% notes due 2032	1.000%	1.000%	—	—	—	—	—	879,750	879,750
Unamortized discounts	—	—	—	—	—	—	—	—	(38,555)
Deferred financing costs	—	—	—	—	—	—	—	—	(68,137)
Total Senior Notes	2.331%	2.331%	—	$703,800	—	$1,048,375	$1,763,770	$9,156,945	$12,566,198

Secured Debt
Secured note due 2023	1.106%	2.435%	—	—	$104,000	—	—	—	$104,000
Westin	3.290%	3.290%	—	—	—	—	—	135,000	135,000
Unamortized discounts	—	—	—	—	—	—	—	—	—
Deferred financing costs	—	—	—	—	—	—	—	—	(476)
Total Secured Debt	1.106%	2.435%	—	—	$104,000	—	—	$135,000	$238,524

Other Debt
Icolo loan	11.650%	11.650%	—	—	—	—	—	$1,110	$1,110
Total Other Debt	11.650%	11.650%	—	—	—	—	—	$1,110	$1,110

Total unhedged variable rate debt	—	—	—	$351,900	—	$458,343	—	—	$810,243
Total fixed rate / hedged variable rate debt	—	—	—	351,900	$104,000	1,048,375	$1,763,770	$9,293,055	12,561,100
Total Debt	2.286%	2.296%	—	$703,800	$104,000	$1,506,718	$1,763,770	$9,293,055	$13,371,343

Weighted Average Interest Rate			—	0.063%	2.435%	2.153%	2.811%	2.389%	2.296%

Summary

Weighted Average Term to Initial Maturity									6.7 Years

Weighted Average Maturity (assuming exercise of extension options)									6.7 Years

Global Unsecured Revolving Credit Facility Detail As of March 31, 2021

	Maximum Available	Existing Capacity (2)	Currently Drawn

Global Unsecured Revolving Credit Facility	$2,684,517	$2,156,277	$458,343

(1)	Assumes all extensions will be exercised.
(2)	Net of letters of credit issued of $69.9 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	First Quarter 2021

	As of March 31, 2021

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	41%	37%	Less than 60% (5)	38%
Secured debt / total assets (6)	Less than 40%	1%	1%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	221%	244%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.5x	6.1x	6.1x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	6.0x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	39%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	7.2x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, the Amended and Restated Term Loan Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 18 except for the floating rate notes due 2022, 1.250% notes due 2031, 0.625% notes due 2031 and 1.00% notes due 2032.
(3)	Ratios for the floating rate notes due 2022, 1.250% notes due 2031, 0.625% notes due 2031 and 1.00% notes due 2032.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility, the term loan facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, the Amended and Restated Term Loan Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility, the term loan facility and the Yen facility.
(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(8)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility, the term loan facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	First Quarter 2021

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended
	31-Mar-21	31-Mar-20	% Change	31-Dec-20	% Change
Rental revenues	$415,860	$416,570	(0.2%)	$425,235	(2.2%)
Tenant reimbursements - Utilities	96,231	82,402	16.8%	79,569	20.9%
Tenant reimbursements - Other	44,081	44,113	(0.1%)	46,924	(6.1%)
Interconnection & other	57,264	54,840	4.4%	56,199	1.9%
Total Revenue	$613,436	$597,925	2.6%	$607,927	0.9%

Utilities	$111,654	$92,627	20.5%	$93,900	18.9%
Rental property operating	100,677	92,730	8.6%	108,048	(6.8%)
Property taxes	31,134	29,722	4.8%	30,694	1.4%
Insurance	2,794	3,010	(7.2%)	2,847	(1.9%)
Total Expenses	$246,259	$218,089	12.9%	$235,489	4.6%

Net Operating Income (2)	$367,177	$379,836	(3.3%)	$372,438	(1.4%)
Less:
Stabilized straight-line rent	($2,285)	$1,359	(268.1%)	($1,649)	38.6%
Above- and below-market rent	(571)	(2,405)	(76.3%)	(931)	(38.7%)
Cash Net Operating Income (3)	$370,033	$380,882	(2.8%)	$375,018	(1.3%)

Stabilized Portfolio occupancy at period end (4)	86.1%	87.0%	(1.0%)	86.9%	(0.8%)

(1)	Represents buildings owned as of December 31, 2019 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2020-2021, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 34.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 34.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended March 31, 2021	First Quarter 2021

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	1Q21	LTM	1Q21	LTM	1Q21	LTM	1Q21	LTM

Annualized GAAP Rent	$32,605	$119,358	$69,459	$284,142	$1,666	$24,949	$103,731	$428,449

Kilowatt leased	11,038	42,069	46,487	222,387	—	—	57,525	264,456
NRSF	121,245	506,742	462,908	2,210,435	54,139	747,866	638,293	3,465,043

Weighted Average Lease Term (years)	3.9	3.9	7.8	8.5	8.3	13.1	7.1	8.8

Initial stabilized cash rent per Kilowatt	$246	$235	$106	$101	—	—	$146	$134
GAAP rent per Kilowatt	$246	$236	$126	$104	—	—	$148	$127
Leasing cost per Kilowatt	$30	$25	$15	$17	—	—	$18	$18

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$249	$238	$129	$110	—	—	$146	$134
Rental concessions by Kilowatt	$3	$7	$6	$4	—	—	$4	$3
Estimated operating expense by Kilowatt	$69	$80	$12	$20	—	—	$23	$29

Net rent per Kilowatt	$177	$151	$111	$86	—	—	$119	$101

Tenant improvements by Kilowatt	$0	$0	$1	$2	—	—	$1	$1
Leasing commissions by Kilowatt	$16	$14	$2	$1	—	—	$5	$3

Net effective rent per Kilowatt	$160	$136	$108	$83	—	—	$113	$97

Initial stabilized cash rent per NRSF	$269	$234	$128	$122	$27	$30	$160	$129
GAAP rent per NRSF	$269	$236	$150	$129	$29	$33	$163	$124
Leasing cost per NRSF	$32	$23	$18	$21	$3	$2	$20	$17

Net Effective Economics by NRSF (4)

Base rent by NRSF	$272	$237	$156	$132	$31	$34	$181	$137
Rental concessions by NRSF	$3	$5	$6	$0	$0	$0	$5	$3
Estimated operating expense by NRSF	$68	$78	$14	$32	$1	$1	$23	$32

Net rent per NRSF	$201	$155	$136	$100	$30	$33	$153	$102

Tenant improvements by NRSF	$0	$0	$1	$1	$0	$0	$1	$1
Leasing commissions by NRSF	$17	$14	$3	$1	$0	$0	$7	$3

Net effective rent per NRSF	$183	$140	$132	$98	$30	$32	$145	$97

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt metrics are presented in monthly values. Per NRSF are presented in yearly values.

Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended March 31, 2021	First Quarter 2021

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	1Q21	LTM	1Q21	LTM	1Q21	LTM	1Q21	LTM

Leases renewed (Kilowatt)	35,695	120,911	30,582	96,477	—	—	66,277	217,388
Leases renewed (NRSF)	482,810	1,652,137	387,773	1,097,503	419,471	719,306	1,290,054	3,468,946
Leasing cost per Kilowatt	$0	$0	$1	$1	—	—	$1	$1
Leasing cost per NRSF	$0	$0	$1	$1	$0	$1	$0	$1

Weighted Term (years)	1.6	1.6	3.9	6.4	2.5	3.2	2.6	3.5

Cash Rent

Expiring cash rent per Kilowatt	$293	$324	$159	$145	—	—	$231	$245
Renewed cash rent per Kilowatt	$298	$325	$141	$137	—	—	$226	$242

% Change Cash Rent Per Kilowatt	1.6%	0.2%	(11.3%)	(5.0%)	—	—	(2.5%)	(1.2%)

Expiring cash rent per NRSF	$260	$285	$151	$153	$19	$20	$149	$188
Renewed cash rent per NRSF	$265	$285	$134	$145	$20	$20	$146	$186

% Change Cash Rent Per NRSF	1.6%	0.2%	(11.3%)	(5.0%)	6.3%	2.8%	(2.1%)	(1.1%)

GAAP Rent

Expiring GAAP rent per Kilowatt	$292	$322	$149	$134	—	—	$226	$239
Renewed GAAP rent per Kilowatt	$299	$325	$153	$139	—	—	$232	$242

% Change GAAP Rent Per Kilowatt	2.5%	1.0%	2.5%	4.0%	—	—	2.5%	1.4%

Expiring GAAP rent per NRSF	$259	$283	$141	$141	$18	$19	$145	$183
Renewed GAAP rent per NRSF	$266	$286	$145	$147	$21	$21	$150	$187

% Change GAAP Rent Per NRSF	2.5%	1.0%	2.5%	4.0%	21.0%	15.0%	3.2%	2.0%

Retention ratio (5)	85.1%	83.4%	56.4%	73.9%	90.3%	76.9%	75.0%	78.8%

Churn (6)	3.7%	10.2%	3.3%	4.2%	0.5%	2.9%	3.2%	6.6%

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt metrics are presented in monthly values. Per NRSF metrics are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed during the period, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter.

Lease Expirations - By Size	Financial Supplement
Dollars in Thousands, Except Per Square Foot	First Quarter 2021

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0 - 1 MW
Available	1,676,699	—	—	—	—	—	—	—	—
Month to Month (3)	147,081	$36,054	1.2%	$245	$245	$36,056	9,334	$322	$322
2021	1,322,378	385,860	12.9%	292	292	385,874	99,914	322	322
2022	1,156,362	305,094	10.2%	264	265	306,100	85,514	297	298
2023	566,867	122,572	4.1%	216	220	124,795	39,001	262	267
2024	458,666	75,317	2.5%	164	169	77,590	29,953	210	216
2025	346,166	58,653	2.0%	169	176	61,026	21,015	233	242
2026	93,699	15,917	0.5%	170	180	16,883	6,856	193	205
2027	160,137	18,494	0.6%	115	128	20,535	8,901	173	192
2028	62,786	4,758	0.2%	76	91	5,705	2,071	191	230
2029	40,691	4,745	0.2%	117	132	5,358	2,623	151	170
2030	34,493	4,502	0.2%	131	134	4,639	2,015	186	192
Thereafter	225,534	10,752	0.4%	48	51	11,499	3,780	237	254

Total / Wtd. Avg.	6,291,560	$1,042,717	34.9%	$226	$229	$1,056,058	310,976	$279	$283

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,833,765	—	—	—	—	—	—	—	—
Month to Month (3)	213,337	$27,090	0.9%	$127	$127	$27,090	16,259	$139	$139
2021	961,370	157,209	5.3%	164	166	159,959	89,400	147	149
2022	1,597,673	261,453	8.8%	164	166	265,040	148,836	146	148
2023	1,483,419	212,757	7.1%	143	144	213,947	124,022	143	144
2024	1,297,496	189,959	6.4%	146	156	202,353	120,272	132	140
2025	1,694,590	220,908	7.4%	130	141	238,314	152,071	121	131
2026	1,103,068	140,573	4.7%	127	145	160,134	102,640	114	130
2027	589,724	82,501	2.8%	140	161	94,683	59,013	117	134
2028	455,492	49,708	1.7%	109	127	57,916	44,413	93	109
2029	503,994	58,807	2.0%	117	135	68,211	58,515	84	97
2030	476,719	53,159	1.8%	112	130	61,843	44,299	100	116
Thereafter	1,741,738	197,900	6.6%	114	136	237,410	171,762	96	115

Total / Wtd. Avg.	13,952,385	$1,652,024	55.3%	$136	$147	$1,786,901	1,131,501	$122	$132

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,365,890	—	—	—	—	—	—	—	—
Month to Month (3)	147,746	$5,465	0.2%	$37	$37	$5,465	—	—	—
2021	826,354	25,502	0.9%	31	41	33,911	—	—	—
2022	1,018,320	25,457	0.9%	25	25	25,628	—	—	—
2023	1,088,721	26,347	0.9%	24	26	28,387	—	—	—
2024	639,489	22,515	0.8%	35	36	23,111	—	—	—
2025	1,057,429	43,352	1.5%	41	44	46,058	—	—	—
2026	336,229	10,647	0.4%	32	36	11,964	—	—	—
2027	372,908	14,458	0.5%	39	45	16,843	—	—	—
2028	227,938	11,377	0.4%	50	58	13,173	—	—	—
2029	541,319	21,493	0.7%	40	48	25,922	—	—	—
2030	702,520	29,005	1.0%	41	52	36,487	—	—	—
Thereafter	2,787,448	56,896	1.9%	20	27	74,989	—	—	—

Total / Wtd. Avg.	11,112,312	$292,513	9.8%	$30	$35	$341,936	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	4,876,354	—	—	—	—	—	—	—	—
Month to Month (3)	508,164	$68,608	2.3%	$135	$135	$68,610	—	—	—
2021	3,110,101	568,571	19.0%	183	186	579,743	—	—	—
2022	3,772,356	592,004	19.8%	157	158	596,768	—	—	—
2023	3,139,008	361,676	12.1%	115	117	367,128	—	—	—
2024	2,395,651	287,791	9.6%	120	127	303,054	—	—	—
2025	3,098,185	322,913	10.8%	104	111	345,398	—	—	—
2026	1,532,995	167,137	5.6%	109	123	188,981	—	—	—
2027	1,122,769	115,453	3.9%	103	118	132,061	—	—	—
2028	746,216	65,843	2.2%	88	103	76,793	—	—	—
2029	1,086,004	85,044	2.8%	78	92	99,491	—	—	—
2030	1,213,733	86,666	2.9%	71	85	102,969	—	—	—
Thereafter	4,754,720	265,549	8.9%	56	68	323,898	—	—	—

Total / Wtd. Avg.	31,356,257	$2,987,255	100.0%	$113	$120	$3,184,895	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2021, multiplied by 12.
(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	First Quarter 2021

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	55	$322,494	9.7%	8.8
2	IBM	40	157,253	4.7%	3.0
3	Facebook, Inc.	34	116,313	3.5%	4.5
4	Oracle America, Inc.	29	101,743	3.0%	2.7
5	Equinix	24	90,887	2.7%	8.3
6	Fortune 25 Investment Grade-Rated Company	25	83,467	2.5%	2.5
7	Global Cloud Provider	49	80,468	2.4%	2.1
8	LinkedIn Corporation	8	71,323	2.1%	3.6
9	Social Content Platform	9	70,062	2.1%	6.3
10	Cyxtera Technologies, Inc.	17	68,587	2.1%	11.1
11	Rackspace	20	65,765	2.0%	9.0
12	Fortune 500 SaaS Provider	14	62,928	1.9%	4.9
13	CenturyLink, Inc.	129	59,743	1.8%	4.8
14	Fortune 25 Tech Company	38	57,739	1.7%	3.0
15	Comcast Corporation	28	43,200	1.3%	5.1
16	Verizon	100	41,251	1.2%	3.1
17	Zayo	117	36,217	1.1%	5.4
18	JPMorgan Chase & Co.	16	36,119	1.1%	2.6
19	AT&T	73	35,356	1.1%	3.2
20	Global Network Provider	29	32,571	1.0%	3.0
	Total / Weighted Average		$1,633,488	48.9%	6.1

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements), and interconnection revenue under existing leases as of March 31, 2021, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	First Quarter 2021

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	31-Mar-21	31-Dec-20	IT Load (6)	Count
North America

Northern Virginia	5,868,718	458,715	76,944	$574,664	92.6%	94.6%	464.4	24
Chicago	3,426,580	—	148,101	300,405	87.5%	87.6%	162.7	10
New York	2,050,581	233,560	99,980	212,750	84.3%	83.8%	51.0	13
Silicon Valley	2,251,021	65,594	—	212,561	96.8%	96.8%	105.5	20
Dallas	3,530,749	143,051	28,094	194,053	81.1%	81.4%	101.2	21
Phoenix	795,687	—	227,274	66,900	71.6%	71.1%	42.5	3
San Francisco	824,972	23,321	—	64,445	71.3%	71.1%	29.1	4
Atlanta	525,414	41,661	313,581	52,271	94.7%	94.6%	7.1	4
Los Angeles	798,571	19,908	—	43,432	84.8%	85.5%	13.8	4
Seattle	400,369	—	—	38,904	85.7%	87.4%	19.5	1
Portland	331,242	823,056	—	32,127	97.5%	98.7%	28.5	2
Toronto, Canada	316,362	515,128	—	28,529	83.6%	83.7%	23.8	3
Boston	467,519	—	50,649	21,757	47.3%	47.3%	19.0	4
Houston	392,816	—	13,969	15,975	70.6%	76.5%	13.0	6
Miami	226,314	—	—	8,555	90.6%	90.0%	1.3	2
Austin	85,688	—	—	6,775	63.5%	63.4%	4.3	1
Minneapolis/St. Paul	328,765	—	—	5,956	100.0%	100.0%	—	1
Charlotte	95,499	—	—	4,964	89.4%	89.2%	1.5	3
North America Total/Weighted Average	22,716,866	2,323,994	958,592	$1,885,023	86.4%	87.0%	1,088.1	126

EMEA

London, England	1,431,735	—	160,850	$250,535	75.8%	77.4%	101.8	16
Frankfurt, Germany	1,660,202	1,553,403	—	192,081	88.0%	88.5%	98.8	27
Amsterdam, Netherlands	1,172,741	94,730	95,262	134,929	62.4%	67.6%	110.4	13
Paris, France	472,687	440,846	—	65,716	86.3%	89.9%	33.1	10
Vienna, Austria	358,282	—	—	46,775	83.7%	84.0%	25.6	2
Dublin, Ireland	380,818	94,005	—	45,567	75.8%	75.0%	24.3	8
Marseille, France	274,960	245,213	—	40,400	80.6%	78.1%	20.8	4
Madrid, Spain	218,136	225,000	—	35,284	78.6%	77.7%	9.0	4
Zurich, Switzerland	284,677	258,240	—	29,196	58.4%	70.6%	17.0	3
Brussels, Belgium	136,685	27,420	—	23,764	77.4%	76.1%	7.5	3
Stockholm, Sweden	206,139	48,659	—	22,648	61.3%	73.4%	12.8	6
Copenhagen, Denmark	163,755	162,123	—	17,754	76.5%	76.7%	7.1	3
Dusseldorf, Germany	105,523	—	—	16,419	59.9%	60.2%	4.3	2
Athens, Greece	55,170	—	—	6,451	60.4%	58.0%	1.7	2
Zagreb, Croatia	19,105	12,801	—	1,998	48.5%	49.9%	0.9	1
Nairobi, Kenya	15,710	—	—	1,193	54.7%	52.2%	0.5	1
Mombasa, Kenya	10,115	37,026	—	811	44.3%	41.7%	0.3	2
EMEA Total/Weighted Average	6,966,440	3,199,466	256,112	$931,521	76.2%	78.4%	475.7	107

Asia Pacific

Singapore	540,638	344,826	—	$93,824	95.8%	95.3%	37.3	3
Sydney, Australia	226,697	222,838	—	26,885	85.7%	85.7%	14.9	4
Melbourne, Australia	146,570	—	—	18,445	71.0%	71.3%	9.6	2
Tokyo, Japan	—	406,664	—	—	—	—	—	1
Osaka, Japan	—	193,535	—	—	—	—	—	1
Seoul, South Korea	—	162,260	—	—	—	—	—	1
Hong Kong	—	284,751	—	—	—	—	—	1
Asia Pacific Total/Weighted Average	913,905	1,614,874	—	$139,155	89.3%	89.0%	61.7	13

Non-Data Center Properties	263,668	—	—	$1,263	100.0%	100.0%	—	—

Consolidated Portfolio Total/Weighted Average	30,860,879	7,138,334	1,214,704	$2,956,961	84.3%	85.1%	1,625.6	246

Managed Unconsolidated Joint Ventures

Northern Virginia	1,250,419	—	—	$78,278	92.7%	100.0%	75.2	7
Hong Kong	186,300	—	—	20,130	87.3%	87.3%	11.0	1
Silicon Valley	326,305	—	—	13,852	100.0%	100.0%	—	4
Dallas	319,876	—	—	5,555	82.4%	82.4%	—	3
New York	108,336	—	—	3,460	100.0%	100.0%	3.4	1
Managed Unconsolidated Portfolio Total/Weighted Average	2,191,236	—	—	$121,274	92.2%	96.4%	89.6	16

Managed Portfolio Total/Weighted Average	33,052,115	7,138,334	1,214,704	$3,078,235	84.9%	85.8%	1,715.1	262

Digital Realty Share Total/Weighted Average (7)	31,356,257	7,138,334	1,214,704	$2,987,255	84.4%	85.3%	1,646.8

Non-Managed Unconsolidated Joint Ventures

Sao Paulo, Brazil	897,625	307,493	414,503	122,385	97.9%	97.9%	77.4	16
Tokyo, Japan	892,667	—	—	62,377	87.8%	87.8%	21.0	2
Osaka, Japan	277,031	24,181	30,874	50,415	87.3%	85.6%	21.6	2
Rio De Janeiro, Brazil	72,442	26,781	—	10,744	100.0%	100.0%	6.0	2
Fortaleza, Brazil	94,205	—	—	9,678	100.0%	100.0%	6.2	1
Seattle	51,000	—	—	7,562	100.0%	100.0%	9.0	1
Santiago, Chile	67,340	45,209	180,835	6,930	68.7%	68.7%	6.3	2
Queretaro, Mexico	—	108,178	376,202	—	—	—	—	2
Non-Managed Portfolio Total/Weighted Average	2,352,310	511,842	1,002,414	$270,090	92.2%	92.1%	147.4	28

Portfolio Total/Weighted Average	35,404,425	7,650,175	2,217,118	$3,348,325	85.3%	86.2%	1,862.5	290

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 26).
(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29).
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2021, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	First Quarter 2021

	Base Building Construction					Data Center Construction									Total Active Development

			A	B	A + B				A	B	A + B						A	B	A + B
													Average	Pre-tax
		Total	Current	Future	Total		Total		Current	Future	Total		Expected	Est.		Total	Current	Future	Total
	# of	Square	Investment	Funding	Expected	# of	Square		Investment	Funding	Expected	%	Completion	Stabilized	# of	Square	Investment	Funding	Expected
Metropolitan Area	Locations	Feet	(1)	Req. (2)	Investment (3)	Locations	Feet	kW	(1)	Req. (2)	Investment (3)	Leased	Period	Cash Yield (4)	Locations	Feet	(1)	Req. (2)	Investment (3)
Atlanta	—	—	—	—	—	1	41,661	2,000	$458	$36,866	$37,324	—	1Q22		1	41,661	$458	$36,866	$37,324
Dallas	1	115,060	$1,943	$14,702	$16,645	1	27,991	1,500	4,324	27,970	32,294	—	4Q21		2	143,051	6,266	42,672	48,939
Los Angeles	—	—	—	—	—	1	19,908	1,200	5,252	18,902	24,154	—	4Q21		1	19,908	5,252	18,902	24,154
New York (5)	—	—	—	—	—	3	233,560	8,400	118,261	137,295	255,556	77.1%	2Q22		3	233,560	118,261	137,295	255,556
Northern Virginia	1	361,429	70,157	17,999	88,156	2	97,286	14,000	47,930	47,143	95,073	62.8%	3Q21		2	458,715	118,087	65,141	183,228
Portland	1	552,862	32,444	121,569	154,014	1	270,194	30,000	99,488	196,238	295,726	20.0%	2Q22		2	823,056	131,932	317,808	449,740
San Francisco	—	—	—	—	—	1	23,321	2,400	28,375	2,274	30,648	100.0%	2Q21		1	23,321	28,375	2,274	30,648
Silicon Valley (6)	1	65,594	37,728	3,315	41,044	—	—	—	—	—	—	—	—		1	65,594	37,728	3,315	41,044
Toronto	1	360,099	27,261	32,115	59,376	2	155,029	14,800	93,262	89,910	183,173	25.7%	3Q21		2	515,128	120,523	122,025	242,548
North America	5	1,455,044	$169,533	$189,700	$359,233	12	868,950	74,300	$397,349	$556,599	$953,948	41.3%		9.8%	15	2,323,994	$566,882	$746,299	$1,313,181

Amsterdam, Netherlands	—	—	—	—	—	2	94,730	6,400	$55,489	$39,805	$95,294	—	1Q22		2	94,730	$55,489	$39,805	$95,294
Brussels, Belgium	—	—	—	—	—	1	27,420	1,450	15,778	10,305	26,083	—	3Q22		1	27,420	15,778	10,305	26,083
Copenhagen, Denmark	1	100,047	$14,261	$23,380	$37,640	2	62,076	5,950	11,353	72,803	84,156	1.5%	1Q22		2	162,123	25,614	96,183	121,797
Dublin, Ireland	—	—	—	—	—	1	94,005	6,000	23,789	32,451	56,241	100.0%	3Q21		1	94,005	23,789	32,451	56,241
Frankfurt, Germany	1	926,838	79,894	119,633	199,527	5	626,565	51,540	245,221	455,912	701,133	5.6%	2Q22		6	1,553,403	325,115	575,545	900,660
Madrid, Spain	1	150,000	16,422	18,455	34,877	1	75,000	5,000	10,909	52,277	63,186	—	4Q22		1	225,000	27,331	70,732	98,063
Marseille, France	1	82,718	5,730	50,633	56,363	2	162,496	18,050	92,830	114,834	207,664	24.4%	4Q21		2	245,213	98,560	165,467	264,026
Mombasa, Kenya	1	18,513	673	677	1,350	1	18,513	855	673	6,676	7,350	—	4Q21		1	37,026	1,346	7,353	8,699
Paris, France	1	48,201	24,638	6,329	30,967	3	392,645	44,400	184,192	468,383	652,576	35.4%	2Q22		3	440,846	208,831	474,712	683,543
Stockholm, Sweden	—	—	—	—	—	1	48,659	2,625	12,779	11,987	24,766	—	2Q21		1	48,659	12,779	11,987	24,766
Zagreb, Croatia	—	—	—	—	—	1	12,801	1,800	12	21,102	21,114	—	3Q21		1	12,801	12	21,102	21,114
Zurich, Switzerland	1	199,060	43,655	58,709	102,364	1	59,180	10,000	35,053	117,593	152,646	70.0%	3Q22		1	258,240	78,708	176,302	255,010
EMEA	7	1,525,376	$185,273	$277,815	$463,088	21	1,674,090	154,070	$688,080	$1,404,128	$2,092,208	20.9%		11.3%	22	3,199,466	$873,353	$1,681,943	$2,555,296

Hong Kong	1	183,054	$2,128	$14,722	$16,849	1	101,697	7,500	$1,521	$66,664	$68,185	—	4Q21		1	284,751	$3,649	$81,385	$85,034
Osaka, Japan	1	96,768	26,353	20,372	46,725	1	96,768	9,400	76,727	79,887	156,614	—	3Q21		1	193,535	103,080	100,259	203,339
Seoul, South Korea	1	81,130	19,834	44,010	63,845	1	81,130	6,000	22,539	72,129	94,668	—	4Q21		1	162,260	42,374	116,139	158,513
Singapore	—	—	—	—	—	1	344,826	41,250	163,344	177,191	340,535	85.5%	3Q21		1	344,826	163,344	177,191	340,535
Sydney, Australia (6)	2	155,249	55,831	17,962	73,793	1	67,589	7,200	14,303	60,629	74,932	100.0%	4Q21		2	222,838	70,134	78,591	148,726
Tokyo, Japan	1	261,427	68,357	70,992	139,350	1	145,237	7,500	41,223	99,394	140,617	—	3Q21		1	406,664	109,580	170,386	279,966
Asia Pacific	6	777,628	172,504	168,058	340,562	6	837,247	78,850	$319,657	$555,895	$875,552	43.3%		12.9%	7	1,614,874	$492,161	$723,953	$1,216,114

Total	18	3,758,048	$527,310	$635,573	$1,162,883	39	3,380,286	307,220	$1,405,086	$2,516,622	$3,921,708	31.7%		11.3%	44	7,138,334	$1,932,396	$3,152,195	$5,084,591

(1)	Represents costs incurred through March 31, 2021.
(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
(3)	For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.
(4)	Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.
(5)	Includes the first phase of a fully-leased build-to-suit.
(6)	Silicon Valley and one location in Sydney, Australia are 100% pre-leased as Base Building.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	First Quarter 2021

						Total Cost/
	Net Rentable		Current	Future	Total	Net Rentable
Construction Projects in Progress	Square Feet (5)	Acreage	Investment (6)	Investment (7)	Investment	Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	263.2	$192,896	—	$192,896
Development Construction in Progress
Land - Current Development (1)	N/A	616.2	$683,782	—	$683,782
Space Held for Development (1)	1,214,704	N/A	234,992	—	234,992	$172
Base Building Construction (2)	3,758,048	N/A	527,310	$635,573	1,162,883	320
Data Center Construction	3,380,286	N/A	1,405,086	2,516,622	3,921,708	1,005
Equipment Pool & Other Inventory (3)	N/A	N/A	8,356	—	8,356
Campus, Tenant Improvements & Other (4)	N/A	N/A	45,117	32,223	77,340
Total Development Construction in Progress	8,353,038	616.2	$2,904,642	$3,184,418	$6,089,060

Enhancement & Other			$332	$25,518	$25,850
Recurring			1,837	10,499	12,336
Total Construction in Progress		879.4	$3,099,707	$3,220,435	$6,320,142

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.
(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.
(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.
(4)	Represents improvements in progress as of March 31, 2021 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.
(5)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.
(6)	Represents costs incurred through March 31, 2021. Excludes costs incurred by unconsolidated joint ventures.
(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	First Quarter 2021

	Three Months Ended
	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20

Non-Recurring Capital Expenditures (1)

Development	$439,793	$576,008	$441,958	$413,443	$320,093

Enhancements and Other Non-Recurring	58	853	49	94	28

Total Non-Recurring Capital Expenditures	$439,851	$576,861	$442,007	$413,537	$320,121

Recurring Capital Expenditures (2)	$39,522	$83,571	$53,683	$38,796	$34,677

Total Direct Capital Expenditures	$479,373	$660,432	$495,690	$452,333	$354,798

Indirect Capital Expenditures

Capitalized Interest	$11,434	$11,836	$12,379	$13,133	$9,942

Capitalized Overhead	17,716	15,003	14,024	12,124	12,555

Total Indirect Capital Expenditures	$29,150	$26,839	$26,403	$25,257	$22,497

Total Improvements to and Advances for Investment in Real Estate	$508,523	$687,271	$522,093	$477,590	$377,295

Consolidated Portfolio Net Rentable Square Feet (3)	31,356,257	31,855,032	31,410,022	30,225,412	25,992,054

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle – Held for Development	Financial Supplement
Dollars in Thousands	First Quarter 2021

	Land Inventory (1)				Space Held for Development

			Land -	Land -		Total
	# of		Held for	Current	# of	Square	Current
Metropolitan Area	Locations	Acres	Development	Development	Locations	Feet	Investment (2)
Atlanta	—	—	—	—	1	313,581	$25,621
Boston	—	—	—	—	1	50,649	23,623
Chicago	1	1.4	$25,377	—	6	148,101	52,194
Dallas	3	116.3	33,063	—	2	28,094	3,133
Houston	—	—	—	—	1	13,969	2,726
New York	1	21.5	—	$31,587	6	99,980	18,081
Northern Virginia	7	601.3	16,204	420,136	4	76,944	2,128
Phoenix	2	56.5	16,464	—	1	227,274	18,026
Silicon Valley	1	13.0	—	66,504	—	—	—
North America	15	809.9	$91,108	$518,228	22	958,592	$145,532

Amsterdam, Netherlands	1	4.4	$22,991	—	2	95,262	$37,143
Athens, Greece	2	1.8	—	2,591	—	—	—
Brussels, Belgium	1	2.5	1,405	—	—	—	—
Copenhagen, Denmark	2	7.6	7,357	—	—	—	—
Dublin, Ireland	3	7.0	7,128	—	—	—	—
Frankfurt, Germany	1	12.0	—	112,402	—	—	—
London, United Kingdom	1	6.7	17,704	—	4	160,850	52,317
Madrid, Spain	1	1.8	19,589	—	—	—	—
Vienna, Austria	1	5.6	19,355	—	—	—	—
Zurich, Switzerland	2	8.4	—	46,334	—	—	—
EMEA	15	57.8	$95,529	$161,326	6	256,112	$89,460

Melbourne, Australia	1	4.1	—	$4,228	—	—	—
Osaka, Japan	1	7.5	$6,259	—	—	—	—
Asia Pacific	2	11.6	$6,259	$4,228	—	—	—

Consolidated Portfolio	32	879.4	$192,896	$683,782	28	1,214,704	$234,992

(1)	Represents buildings acquired to support ground-up development.
(2)	Represents costs incurred through March 31, 2021. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

Note: Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	First Quarter 2021

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
BRU3	Building	Brussels	2/12/2021	$15	—	—	—	—	—
Total	—	—	—	$15	—	—	—	—	—

Closed Dispositions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
11 Properties	Portfolio	Europe	3/17/2021	$680	6.7%	—	—	—	—
21362 Smith Switch Road	Land	Ashburn, VA	2/11/2021	12	—	—	—	—	—
600 Winter Street	Building	Boston	2/16/2021	2	—	—	—	—	—
Total	—	—	—	$694	6.7%	—	—	—	—

Closed Joint Venture Contributions:

Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—

(1)	Represents the purchase price or sale price, as applicable, before contractual adjustments, transaction expenses, taxes and potential currency fluctuations.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, customer bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to customers.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under development and space held for development.

Unconsolidated Joint Ventures (“JVs”)	Financial Supplement
Dollars in Thousands	First Quarter 2021

Summary Balance Sheet -	As of March 31, 2021
at the JV's 100% Share	Ascenty	Clise (1)	CenturyLink (2)	Mitsubishi	Mapletree	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$705,795	$48,513	$185,024	$743,334	$772,952	$430,196	$126,825	$27,942	$3,040,581
Accumulated depreciation & amortization	(114,564)	(5,424)	(45,032)	(52,669)	(58,170)	(73,037)	(21,380)	(9,171)	(379,447)
Net Book Value of Operating Real Estate	$591,231	$43,089	$139,992	$690,665	$714,782	$357,159	$105,445	$18,771	$2,661,134
Cash	159,570	134	15,429	192,253	32,073	5,345	248	4,542	409,594
Other assets	1,115,381	8,900	10,185	96,769	223,375	44,348	9,630	1,369	1,509,957
Total Assets	$1,866,182	$52,123	$165,606	$979,687	$970,230	$406,852	$115,323	$24,682	$4,580,685

Debt	853,205	47,756	—	389,279	—	211,277	88,134	3,388	1,593,039
Other liabilities	107,967	363	8,327	187,421	24,634	66,477	1,393	630	397,212
Equity / (deficit)	905,010	4,004	157,279	402,987	945,596	129,098	25,796	20,664	2,590,434
Total Liabilities and Equity	$1,866,182	$52,123	$165,606	$979,687	$970,230	$406,852	$115,323	$24,682	$4,580,685

Digital Realty's ownership percentage	49% (3)	50%	50%	50%	20%	20%	20%	17%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$435,135	$23,878	—	$194,640	—	$42,255	$17,627	$576	$714,111

Summary Statement of Operations -	Three Months Ended March 31, 2021
at the JV's 100% Share	Ascenty	Clise (1)	CenturyLink (2)	Mitsubishi	Mapletree	Prudential	Griffin	Colovore	Total

Total revenues	$49,473	$2,577	$6,290	$41,563	$27,288	$10,682	$1,409	$2,880	$142,162
Operating expenses	(17,622)	(749)	(2,259)	(18,173)	(10,707)	(2,339)	(1,382)	(1,953)	(55,184)
Net Operating Income (NOI)	$31,851	$1,828	$4,031	$23,390	$16,581	$8,343	$27	$927	$86,978

Straight-line rent	—	—	38	(429)	(933)	47	28	—	(1,249)
Above and below market rent	—	—	—	—	178	(822)	182	—	(462)
Cash Net Operating Income (NOI)	$31,851	$1,828	$4,069	$22,961	$15,826	$7,568	$237	$927	$85,267

Interest expense	($8,854)	($511)	$0	($971)	($13)	($2,488)	$0	($333)	($13,170)
Depreciation & amortization	(18,591)	(189)	(2,289)	(8,395)	(17,462)	(3,262)	(1,094)	(570)	(51,852)
Other income / (expense)	5,202	—	(264)	(2,975)	(1,269)	(55)	(1)	(56)	582
FX remeasurement on USD debt	(69,281)	—	—	—	—	—	—	—	(69,281)
Total Non-Operating Expenses	($91,524)	($700)	($2,553)	($12,341)	($18,744)	($5,805)	($1,095)	($959)	($133,721)

Net Income / (Loss)	($59,673)	$1,128	$1,478	$11,049	($2,163)	$2,538	($1,068)	($32)	($46,743)

Digital Realty's ownership percentage	49% (3)	50%	50%	50%	20%	20%	20%	17%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$16,244	$914	$2,016	$11,695	$3,316	$1,669	$5	$158	$36,017

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$16,244	$914	$2,035	$11,481	$3,165	$1,514	$47	$158	$35,558

Digital Realty's Earnings (loss) income from unconsolidated joint ventures	($30,326)	$564	739	$5,524	($433)	$882	$21	($5)	($23,034)

Digital Realty's Pro Rata Share of core FFO (4)	$14,489	$659	$1,884	$9,722	$3,059	$1,534	$240	$92	$31,679

Digital Realty's Fee Income from Joint Ventures	—	—	$156	$46	$662	$584	$7	—	$1,455

(1)	Formerly known as 2020 Fifth Avenue.
(2)	Formerly known as 33 Chun Choi Street.
(3)	Equity in income pick-up comprised of 49% owned by Digital Realty and 2% owned by management, with a corresponding offset for the 2% in minority interest.
(4)	For a definition of Core FFO, see page 33.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	First Quarter 2021

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20

Net Income / (Loss) Available to Common Stockholders	$372,405	$44,178	($37,368)	$53,676	$202,859
Interest	75,653	77,848	89,499	79,874	85,800
Loss from early extinguishment of debt	18,347	49,576	53,007	—	632
Income tax expense (benefit)	7,547	3,322	16,053	11,490	7,182
Depreciation & amortization	369,733	359,915	365,842	349,165	291,457
EBITDA	$843,685	$534,839	$487,033	$494,205	$587,930
Unconsolidated JV real estate related depreciation & amortization	19,378	21,471	19,213	17,123	19,923
Unconsolidated JV interest expense and tax expense	8,786	12,143	9,002	9,203	9,944
Severance, equity acceleration, and legal expenses	2,427	606	920	3,642	1,272
Transaction and integration expenses	14,120	19,290	14,953	15,618	56,801
(Gain) on sale / deconsolidation	(333,921)	(1,684)	(10,410)	—	(304,801)
Impairment of investments in real estate	—	—	6,482	—	—
Other non-core adjustments, net	38,574	(23,842)	4,945	(3,404)	85,185
Non-controlling interests	8,756	1,818	(1,316)	1,147	4,684
Preferred stock dividends, including undeclared dividends	13,514	13,514	20,712	21,155	21,155
Issuance costs associated with redeemed preferred stock	—	—	16,520	—	—
Adjusted EBITDA	$615,319	$578,156	$568,054	$558,690	$482,093

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20

Total GAAP interest expense	$75,653	$77,848	$89,499	$79,874	$85,800
Capitalized interest	11,434	11,836	12,379	13,133	10,480
Change in accrued interest and other non-cash amounts	44,620	(37,182)	19,718	(38,478)	24,321
Cash Interest Expense (2)	$131,707	$52,502	$121,596	$54,529	$120,601

Scheduled debt principal payments	—	—	—	57	125
Preferred dividends	13,514	13,514	20,712	21,155	21,155
Total Fixed Charges (3)	$100,601	$103,198	$122,590	$114,219	$117,560

Coverage
Interest coverage ratio (4)	6.6x	5.8x	5.2x	5.6x	4.6x
Cash interest coverage ratio (5)	4.5x	9.3x	4.4x	9.1x	3.7x
Fixed charge coverage ratio (6)	5.8x	5.1x	4.4x	4.6x	3.8x
Cash fixed charge coverage ratio (7)	4.1x	7.7x	3.8x	6.8x	3.2x

Leverage
Debt to total enterprise value (8) (9)	24.1%	24.4%	22.8%	23.3%	23.8%
Debt plus preferred stock to total enterprise value (10)	25.9%	26.2%	25.0%	26.0%	26.6%
Pre-tax income to interest expense (11)	6.2x	1.8x	1.0x	2.0x	3.7x
Net Debt to Adjusted EBITDA (12)	5.6x	6.0x	5.5x	5.6x	6.6x

(2)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.
(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(5)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends (including our pro rata share of unconsolidated joint venture cash fixed charges).
(8)	Mortgage debt and other loans divided by market value of common equity plus debt plus preferred stock.
(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(10)	Same as (8), except numerator includes preferred stock.
(11)	Calculated as net income plus interest expense divided by GAAP interest expense.
(12)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated of joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2021

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs’ core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax (expense) benefit, (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2021

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents (including JV share of cash) divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.

Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended March 31, 2021, GAAP interest expense was $76 million, capitalized interest was $11 million and scheduled debt principal payments and preferred dividends was $14 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended
(in thousands)	31-Mar-21	31-Dec-20	31-Mar-20

Operating income	$192,518	$160,264	$100,049

Fee income	(2,426)	(4,722)	(2,452)
Other income	(59)	(20)	(813)
Depreciation and amortization	369,733	359,915	291,457
General and administrative	97,568	101,582	62,266
Severance, equity acceleration, and legal expenses	2,427	606	1,272
Transaction expenses	14,120	19,290	56,801
Other expenses	(257)	641	114

Net Operating Income	$673,624	$637,556	$508,694

Cash Net Operating Income (Cash NOI)

Net Operating Income	$673,624	$637,556	$508,694

Straight-line rental revenue	(18,607)	(15,451)	(13,392)
Straight-line rental expense	6,583	3,499	1,496
Above- and below-market rent amortization	2,137	3,239	3,294

Cash Net Operating Income	$663,737	$628,843	$500,092

Forward-Looking Statements	Financial Supplement
First Quarter 2021

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our expected investment and expansion activity, our redemptions, COVID-19, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, core FFO and net income, 2021 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2021 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	increased competition or available supply of data center space;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	our ability to attract and retain customers;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	our inability to retain data center space that we lease or sublease from third parties;
●	global supply chain or procurement disruptions, or increased supply chain costs;
●	information security and data privacy breaches;
●	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	impact on our operations and on the operations of our customers, suppliers and business partners during a pandemic, such as COVID-19;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2020 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex and Powered Base Building are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries.